Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of October 3, 2014, among Global Cash Access Holdings, Inc., a Delaware corporation (“Holdings”), Global Cash Access, Inc. (the “Borrower”), a Delaware corporation, the Lenders party hereto and Deutsche Bank Trust Company Americas, as Administrative Agent.  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Holdings, the Borrower, the Lenders and Deutsche Bank Trust Company Americas, as Administrative Agent have entered into to that certain Credit Agreement, dated as of March 1, 2011, as amended by that certain First Amendment, dated as of September 24, 2012, and as further amended by that certain Second Amendment, dated as of May 22, 2013 (as further amended, restated, modified and/or supplemented prior to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, Holdings entered into an Agreement and Plan of Merger, dated as of September 8, 2014, with Movie Merger Sub, Inc., a Texas corporation (“Merger Sub”), and Multimedia Games Holding Company, Inc. (“MGAM”) for the purpose of acquiring MGAM (the “MGAM Acquisition”);

WHEREAS, Holdings intends to create a new Wholly-Owned Subsidiary, Escrow Subsidiary (as defined below), for the purpose of incurring Indebtedness to finance the purchase price payable in connection with the MGAM Acquisition (such Indebtedness, the “MGAM Acquisition Debt”);

WHEREAS, the MGAM Acquisition Debt may be funded into escrow for the benefit of the Escrow Subsidiary;

WHEREAS, in connection with the MGAM Acquisition, Holdings has requested that the Administrative Agent and Lenders waive the Borrower’s and the new Subsidiary’s obligation to comply with Section 10.14 of the Credit Agreement; and

WHEREAS, Section 13.12 of the Credit Agreement provides that the Borrower may, with the consent of the Required Lenders, amend certain provisions of the Credit Agreement as herein provided;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, it is agreed as follows:

I.                                        Amendments to the Credit Agreement.

1.              Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Escrow Account” means a deposit or securities account at a financial institution (such institution, the “Escrow Agent”) into which the proceeds of any portion of the MGAM Acquisition Debt is deposited.

“Escrow Subsidiary” means Movie Escrow, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Borrower.

“Merger Sub” means Movie Merger Sub, Inc., a Texas corporation.

“MGAM Acquisition” means the acquisition of Multimedia Games Holding Company, Inc. by Merger Sub pursuant to the MGAM Acquisition Agreement.

“MGAM Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of September 8, 2014, among Holdings, Merger Sub and Multimedia Games Holding Company, Inc.

“MGAM Acquisition Debt” shall have the meaning specified in Section 10.15.

“Third Amendment” means the Third Amendment to this Credit Agreement dated as of October 3, 2014, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.

2.              Section 1.01 of the Credit Agreement is amended by deleting the “and” after clause (A)(iv) of the definition of “Consolidated EBITDA” and adding the below following clause (A)(v):

“and (vi) the amount of expenses incurred in connection with the MGAM Acquisition in such period, in an aggregate amount not to exceed $2.0 million for such period”

3.              Section 1.01 of the Credit Agreement is amended by adding the below to the end of the definition of “GAAP”:

“Notwithstanding the foregoing, to the extent GAAP would require, prior to the consummation of the MGAM Acquisition, any of the MGAM Acquisition Debt, or any expenses in connection therewith, to be attributed to Holdings or any of its Subsidiaries, such attribution shall be excluded for all purposes under this Agreement.”

4.              Section 1.01 of the Credit Agreement is amended by adding the below to the end of the definition of “Off-Balance Sheet Liabilities”:

“Notwithstanding the foregoing, prior to the consummation of the MGAM Acquisition, the MGAM Acquisition Debt shall not constitute Off-Balance Sheet Liabilities of Holdings or any of its Subsidiaries.”

5.              Section 1.01 of the Credit Agreement is amended by adding the below to the end of the definition of “Subsidiary”:

“Notwithstanding the foregoing, Escrow Subsidiary shall be deemed not to be a Subsidiary of Holdings or a Credit Party for purposes of this Agreement.”

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6.              Section 10.05 of the Credit Agreement is hereby amended by deleting the “and” after clause (xvi), renumbering clause (xvii) as clause (xviii) and adding the following as a new clause (xvii):

“(xvii)              Holdings and its Subsidiaries may make Investments in Escrow Subsidiary in an aggregate amount necessary (but only in an amount necessary) to pay the accrued interest on the MGAM Acquisition Debt through the termination date of the escrow agreement and fees and expenses in connection with the incurrence, maintenance and repayment of the MGAM Acquisition Debt; and”

7.              Section 10.14(a) of the Credit Agreement is hereby amended by adding the below immediately following the last sentence of Section 10.14(a):

“For the avoidance of doubt, Holdings shall be permitted to establish and create each of Merger Sub and the Escrow Subsidiary without satisfying the requirements of this clause (a).  In addition, notwithstanding anything to the contrary set forth herein or in the Pledge Agreement, Holdings shall not be required to pledge any of the equity interests in GCA India Private Limited.”

8.              The Credit Agreement is hereby amended by adding the following new Section 10.15:

“Section 10.15.             Escrow Subsidiary Business.  Prior to the consummation of the MGAM Acquisition, Holdings will not permit the Escrow Subsidiary to (i) engage in any trade or business other than the incurrence of Indebtedness into an Escrow Account or Escrow Accounts to finance the purchase price of the MGAM Acquisition (such Indebtedness, the “MGAM Acquisition Debt”), (ii) own any assets other than cash and cash equivalents to the extent resulting from the incurrence of the MGAM Acquisition Debt or (iii) use the proceeds of any cash or cash equivalents received from the incurrence of the MGAM Acquisition Debt for any purpose other than to pay the purchase price payable in connection with the MGAM Acquisition; provided that Escrow Subsidiary may pledge the proceeds of the MGAM Acquisition Debt and Investments in the Escrow Subsidiary for the payment of interest, fees and expenses in connection with the MGAM Acquisition Debt to the Escrow Agent for the benefit of the holders of the MGAM Acquisition Debt.”

II.                                   Miscellaneous Provisions.

1.              In order to induce the Lenders to enter into this Third Amendment, the Borrower hereby represents and warrants that:

(a)                                 no Default or Event of Default exists as of the Third Amendment Effective Date (as defined below), both before and immediately after giving effect to this Third Amendment; and

(b)                                 all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date, both before and after giving effect to this Third Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood and agreed that (x) any representation or warranty made as of a specific date or for a given period shall be true and correct in all material respects as of such specified date or such given period, as the case may be and (y) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

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2.              This Third Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, the Credit Documents or any of the other instruments or agreements referred to therein.

3.              This Third Amendment may be executed in any number of counterparts (including by way of facsimile or other electronic transmission) and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.              THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.              This Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i)                                     Holdings, the Borrower, and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of electronic transmission) the same to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (e-mail address: GCAAmend@cahill.com);

(ii)                                  the Borrower shall have paid (x) to the Administrative Agent (or its applicable affiliate) all fees, costs and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent (or its applicable affiliate) to the extent then due and (y) to the Administrative Agent for the account of each Lender that delivers to the Administrative Agent (or its counsel) an executed counterpart of this Third Amendment on or prior to 5:00 p.m., New York City time, on Tuesday, September 30, 2014 (the “Consent Deadline”), a payment (collectively, the “Consent Fee”) in an amount equal to 0.10% of the sum of the aggregate principal amount of such Lender’s Term Loans and the Revolving Loan Commitment of such Lender outstanding or in effect, as applicable, as of the Consent Deadline.  The Consent Fee shall be payable in Dollars and in immediately available funds and, once paid, such fees or any part thereof shall not be refundable.

6.              This Third Amendment shall constitute a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.

7.              From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.

GLOBAL CASH ACCESS HOLDINGS, INC.

By:	/s/ Randy L. Taylor
Name: Randy L. Taylor
Title: Chief Financial Officer

GLOBAL CASH ACCESS, INC.

By:	/s/ Randy L. Taylor
Name: Randy L. Taylor
Title: Chief Financial Officer

Signature Page to Third Amendment

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and RL Lender

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Lisa Wong
Name: Lisa Wong
Title: Vice President

Signature Page to Third Amendment

[Lender signature pages on file with the Administrative Agent]

Signature Page to Third Amendment